UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                               ------------------

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


         Date of report (date of earliest event reported): March 3, 2005


                             ACME UNITED CORPORATION
             (Exact name of registrant as specified in its charter)
                               ------------------


          Connecticut                     01-07698              06-0236700
(State or other jurisdiction of         (Commission          (I.R.S. Employer
 incorporation or organization)         file number)         Identification No.)


1931 Black Rock Turnpike, Fairfield, Connecticut                   06825
    (Address of principal executive offices)                     (Zip Code)


       Registrant's telephone number, including area code: (203) 332-7330

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.02.  RESULTS OF OPERATIONS AND FINANCIAL CONDITION.

On March 3, 2005, Acme United Corporation (the "Company") issued a press release announcing its financial results for the three-month period and year ended December 31, 2004. A copy of the press release is attached as Exhibit 99.1 to this current report.


ITEM 9.01.  FINANCIAL STATEMENTS AND EXHIBITS.

(c)      Exhibits

Exhibit Number             Description
--------------             -----------

99.1                       Press release dated March 3, 2005.

ACME UNITED CORPORATION            NEWS RELEASE
--------------------------------------------------------------------------------
                            CONTACT: Paul G. Driscoll
                             Acme United Corporation
                  1931 Black Rock Turnpike Fairfield, CT 06825
                   Phone: (203) 332-7330  FAX: (203) 576-1547
--------------------------------------------------------------------------------

                      FOR IMMEDIATE RELEASE   March 3, 2005


ACME UNITED CORPORATION REPORTS 24% SALES INCREASE AND STRONG EARNINGS FOR 2004

         FAIRFIELD, CONN. - March 3, 2005 - Acme United Corporation (AMEX:ACU) today announced net income for the year 2004 of $3.2 million or $.85 per diluted share compared to $1.2 million or $.34 per diluted share in 2003.

         Net sales in 2004 were $43.4 million versus $35.0 million in 2003, an increase of 24% (22% at constant currency). Net sales in the U.S. increased by 23% due to the success of new products, market share gains and the acquisition of Clauss Cutlery in June of 2004. Clauss added approximately $1.7 million to the U.S. sales growth in 2004. Combined sales in Europe and Canada increased by 14% (5% in constant currency). The Company's new business unit in Hong Kong began selling to global customers in January of 2004 and generated sales of $1.2 million in 2004.

         For the fourth quarter of 2004, net income was $754,000 or $.19 per diluted share compared to $227,000, or $.06 per diluted share in 2003. Net sales for the fourth quarter of 2004 were $10.9 million compared to $8.1 in the same quarter of 2003, an increase of 35% (33% at constant currency).

         Walter C. Johnsen, President and CEO, said, "We are particularly pleased with our new product successes and market share gains. Products introduced during the past 36 months accounted for 25% of 2004 domestic revenues. I am particularly happy with the momentum we have going into 2005."

         Gross margins were 45% in 2004 versus 38% in 2003. The improvement is primarily due to increased sales of new products and productivity gains.

         On December 31, 2004, cash exceeded total debt by $454,000. The Company's total debt less cash was $3.5 million on December 31, 2003. During 2004 the Company repurchased 48,830 shares at a cost of $252,798. The Company also paid dividends of 4 cents per share in 2004 amounting to $143,007.



         ACME UNITED CORPORATION is a specialized supplier of cutting devices, measuring instruments, and safety products for school, home, and office use.


         Forward-looking statements in this report, including without limitation, statements related to the Company's plans, strategies, objectives, expectations, intentions and adequacy of resources, are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that such forward-looking statements involve risks and uncertainties including without limitation the following: (i) the Company's plans, strategies, objectives, expectations and intentions are subject to change at any time at the discretion of the Company; (ii) the Company's plans and results of operations will be affected by the Company's ability to manage its growth, and (iii) other risks and uncertainties indicated from time to time in the Company's filings with the Securities and Exchange Commission.


                                      # # #

                             ACME UNITED CORPORATION
                        CONSOLIDATED STATEMENT OF INCOME
                              YEAR END REPORT 2004

                                                               Quarter Ended             Quarter Ended
                                                             December 31, 2004         December 31, 2003
Amounts in $000's except per share data                         (Unaudited)               (Unaudited)
--------------------------------------------------------------------------------------------------------
Net Sales                                                    $    10,921               $     8,106
Gross Profit                                                       4,962                     3,160
Selling, General, and Administrative Expenses                      3,874                     2,793
Other (Income) Expense                                              (106)                     (101)
Pre-Tax Income                                                     1,194                       468
Income Tax Expense                                                   440                       241
Net Income                                                           754                       227
Earnings Per Share Basic                                            0.22                      0.07
Earnings Per Share Diluted                                          0.19                      0.06




                                                                Year Ended                Year Ended
                                                             December 31, 2004         December 31, 2003
Amounts in $000's except per share data                         (Unaudited)
--------------------------------------------------------------------------------------------------------

Net Sales                                                    $    43,381               $    34,975
Gross Profit                                                      19,653                    13,133
Selling, General, and Administrative Expenses                     14,162                    10,646
Other (Income) Expense                                               151                       145
Pre-Tax Income                                                     5,340                     2,342
Income Tax Expense                                                 2,102                     1,120
Net Income                                                         3,238                     1,222
Earnings Per Share Basic                                            0.96                      0.37
Earnings Per Share Diluted                                          0.85                      0.34

                             ACME UNITED CORPORATION
                      CONDENSED CONSOLIDATED BALANCE SHEET
                              YEAR END REPORT 2004

                                   (Unaudited)
Amounts in $000's
-----------------
                                                            December 31, 2004         December 31, 2003
                                                          ----------------------------------------------
Assets
------

Current Assets:
     Cash                                                      $     1,930               $     1,391
     Accounts Receivable, Net                                        8,885                     6,795
     Inventories                                                     8,389                     8,179
     Prepaid and Other current Assets                                  764                       546
                                                          ----------------------------------------------
Total Current Assets                                                19,968                    16,911

     Property and Equipment, Net                                     2,295                     2,385
     Other Assets                                                      746                       447
                                                          ----------------------------------------------
Total Assets                                                   $    23,009               $    19,743
                                                          ==============================================

Liabilities and Stockholders' Equity
Current Liabilities
     Notes Payable                                             $        42               $       141
     Accounts Payable                                                2,316                     1,743
     Other Current Liabilities                                       4,682                     2,215
     Current Portion of Long Term Debt                               1,379                     2,035
                                                          ----------------------------------------------
Total Current Liabilities                                            8,419                     6,134
Long-Term debt                                                          55                     2,752
Other Non Current Liabilities                                          552                       678
                                                          ----------------------------------------------
                                                                     9,026                     9,564
Total Stockholders' Equity                                          13,983                    10,179
                                                          ----------------------------------------------
Total Liabilities and Stockholders' Equity                     $    23,009               $    19,743
                                                          ==============================================

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


ACME UNITED CORPORATION

By          /s/ WALTER C. JOHNSEN
         ------------------------------
                Walter C. Johnsen
                 President and
             Chief Executive Officer

Dated:  March 3, 2005



By          /s/ PAUL G. DRISCOLL
         ------------------------------
                Paul G. Driscoll
               Vice President and
              Chief Financial Officer



Dated:  March 3, 2005

                                  EXHIBIT INDEX


         Exhibit Number             Description
         --------------             -----------
         99.1                       Press release dated March 3, 2005.